UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2016

Commission file number 0-4408

Resource America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-0654145
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (215) 546-5005

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As described in greater detail in the “Litigation Related to the Merger” section of the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Resource America, Inc. (the “Company” or “Resource America”) on July 14, 2016 with the U.S. Securities and Exchange Commission (the “SEC”), on June 15, 2016, a putative class action lawsuit, Gansman v. Resource America, Inc., et al., Case No. 160601492, was filed in the Court of Common Pleas of Philadelphia County by a purported stockholder of Resource America. The lawsuit challenged aspects of Resource America’s proposed merger (the “merger”) with a wholly owned subsidiary of C-III Capital Partners LLC (“C-III”) pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of May 22, 2016, by and among Resource America, C-III and Regent Acquisition Inc. (“Merger Sub”), and sought, among other items, to enjoin the merger. On July 11, 2016, the plaintiff filed a stipulation with the Court seeking an order discontinuing the action without prejudice which was granted on August 9, 2016. On July 14, 2016, the same plaintiff filed a putative class action lawsuit, Gansman v. Resource America, Inc., et al., Case No., 16-3820, in the United States District Court for the Eastern District of Pennsylvania and named Resource America, its board of directors, C-III and Merger Sub as defendants (the “second lawsuit”). The second lawsuit seeks recissory damages and to enjoin the merger and alleges, among other things, that the Proxy Statement omits certain information alleged by the plaintiff to be material, including certain financial forecasts prepared by Resource America’s management, and certain analyses prepared by Resource America’s financial advisor.

Resource America is making the following supplemental disclosures to the Proxy Statement in response to certain developments in the second lawsuit. Resource America believes that no further disclosure is required to supplement the Proxy Statement under applicable laws; however, to avoid the risk that the putative stockholder class action may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such action, Resource America wishes to voluntarily make supplemental disclosures related to the proposed merger, all of which are set forth below, solely in response to certain of the allegations raised in the complaint. The following supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Nothing in this Current Report on Form 8-K or in the supplemental disclosures shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein or therein. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

As previously disclosed in the Proxy Statement, a special meeting is being held on August 25, 2016, at 10:00 a.m., local time, at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103, for the purpose of considering and voting upon, among other things, the merger agreement and the merger. The Resource America board of directors unanimously recommends that the Resource America stockholders vote “FOR” the proposal to adopt the merger agreement and to approve the merger.

SUPPLEMENTAL DISCLOSURE

(1)	The section of the Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby supplemented as follows:

(A)	The following is inserted at the end of the sixteenth paragraph of such section:

“By the end of the process, Resource America executed 20 such agreements, virtually all of which also contained so-called ‘don’t ask, don’t waive’ provisions forbidding the potential interested party from requesting that Resource America waive the standstill.”

(B)	The second sentence of the forty first paragraph of such section is hereby amended and restated in its entirety as follows:

“At the meeting, management and the advisors reviewed with the directors the final bids and the proposed transactions and informed the board that C-III planned to revise its offer after completing its review of the expected transaction-related costs, including employee-related costs, and that although the parties were still discussing the final price, based on those discussions, management expected C-III to offer between $9.78 and $9.80 per share in cash.”

(C)	The fifth sentence of the forty first paragraph of such section is hereby amended and restated in its entirety as follows:

“Representatives of Evercore made a financial presentation concerning the proposed transaction with C-III and discussed the terms of Company C’s final offer, although they did not make a similar financial presentation regarding Company C’s final offer, which was lower than C-III’s final offer.”

(2)	The section of the Proxy Statement entitled “The Merger (Proposal 1)—Prospective Financial Information” is hereby supplemented as follows:

(A)	The table with the subheading of “Prospective Financial Information” following the heading for such section is hereby amended by adding the following rows to such table immediately above the row labeled “Earnings per share”:

	12/31/16	12/31/17	12/31/18	12/31/19
	($ in millions)

Working Capital Adjustments (excluding unused portions of the deferred tax asset)	$3.5	$(0.8)	$(0.8)	$(0.8)
Income from Specified Assets and Liabilities	$8.6	$13.1	$11.9	$11.0
Unlevered After-Tax Free Cash Flows	$6.1	$3.7	$10.3	$9.4

(B)	The paragraph below the table described in Section 1(A) of this supplemental disclosure is hereby amended and restated in its entirety as follows:

“EBITDA as presented in the prospective financial information included herein excludes the effects of interest expense, income tax (expense) benefit, depreciation and amortization expense. EBIAT as presented in the prospective financial information included herein excludes the effects of interest expense but includes the effects of income tax (expense) benefit, and depreciation and amortization expense. Unlevered, after-tax free cash flows as presented in the prospective financial information included herein further adjusted EBIAT by excluding the effects of depreciation and amortization expense, subtracting capital expenditures, making certain working capital adjustments (other than portions of Resource America’s deferred tax asset that are not usable in the absence of certain asset sales) and excluding the cash flows generated by, and expenses associated with, Resource America’s investments in certain real estate assets and partnerships, certain receivables due from managed entities and certain investment vehicles and securities managed or issued by affiliates of Pearlmark Real Estate Partners, CVC Capital Partners, Apidos Capital Management, Trapeza Capital Management, Pelium Capital Partners, Ischus Capital Management, Compass Island Partners and Cradle Cove Partners (the “Specified Assets and Liabilities”). For the year ended December 31, 2016, the unlevered after-tax free cash flow also excluded a non-recurring $2.6 million increase in assets and investment income.

EBITDA, EBIAT and unlevered, after-tax free cash flows are non-GAAP financial measures and should not be considered as an alternative to net earnings, operating earnings, cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, Resource America’s management believes that these measures may provide additional information with respect to Resource America’s performance or ability to meet its future debt service, capital expenditures and working capital requirements. A reconciliation of EBITDA and EBIAT to net income for each period presented is set forth below:”

(C)	Such section is hereby amended by adding the following at the end of such section:

“A reconciliation of unlevered, after-tax free cash flows to net income for each period presented is set forth below:”

	12/31/16	12/31/17	12/31/18	12/31/19
	($ in millions, except per share amounts)

Unlevered After-Tax Free Cash Flows	$6.1	$3.7	$10.3	$9.4
Depreciation and Amortization	$(1.0)	$(1.0)	$(0.8)	$(0.8)
Capital Expenditures	$0.6	$0.3	$0.3	$0.3
Working Capital Adjustments (excluding unused portions of the deferred tax asset)	$(3.5)	$0.8	$0.8	$0.8
Income from Specified Assets and Liabilities	$8.6	$13.1	$11.9	$11.0
Cash from Other Assets and Liabilities	$2.6	$—	$—	$—
Interest Expense, net	$(0.3)	$(0.5)	$0.1	$0.3
Net Income*	$13.0	$16.4	$22.5	$21.0

*	Differences between items included in the reconciliation and Net Income are due to rounding.

(3)	The section of the Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Evercore Group L.L.C.” is hereby supplemented as follows:

(A)	The last sentence of the fifth paragraph of such section is hereby amended and restated as follows:

“Evercore also relied, at the direction of management of Resource America, without independent verification, upon the assessment of management of Resource America as to the value of the Specified Assets and Liabilities.”

(B)	The following is hereby inserted immediately following the first sentence of the first paragraph in the section entitled “Summary of Financial Analyses—Discounted Cash Flow Analysis”:

“For purposes of this analysis, the amount of stock based compensation included in the Management Projections, per Resource America management’s estimates, was $4.3 million in 2016, $4.1 million in 2017, $3.7 million in 2018 and $3.5 million in 2019.”

(C)	The following is hereby inserted immediately following the third sentence of the first paragraph in the section entitled “Summary of Financial Analyses—Discounted Cash Flow Analysis”:

“Please see the section of this proxy statement entitled ‘—Prospective Financial Information’.”

(D)	The following is inserted immediately following the fourth sentence of the first paragraph in the section entitled “Summary of Financial Analyses—Discounted Cash Flow Analysis”:

“In selecting the range of perpetuity growth rates used in its analysis, Evercore considered a number of factors, including recent changes in public non-traded REIT fundraising, the potential impact of regulatory developments, the potential impact of competition from other market participants and publicly available estimates of nominal GDP growth. ”

(E)	The sixth sentence of the first paragraph in the section entitled “Summary of Financial Analyses—Discounted Cash Flow Analysis” is hereby amended and restated in its entirety as follows:

“A range of implied equity values for Resource America was then calculated by increasing the range of implied enterprise values by the amount of Resource America’s net cash (calculated as cash and cash equivalents less debt, subject to certain adjustments, and equal to $3 million as of March 31, 2016) and adding the net value of the Specified Assets and Liabilities as provided to Evercore by Resource America management for use in Evercore’s analysis, which reflected Resource America management’s estimates of the value of those assets and liabilities.”

(F)	The following is hereby inserted immediately following the sixth sentence of the first paragraph in the section entitled “Summary of Financial Analyses—Discounted Cash Flow Analysis”:

“The net value of the Specified Assets and Liabilities provided to Evercore by management was $22 million for Resource America’s receivables due from managed entities and $75 million for Resource America’s investments in real estate assets and partnerships and in investment vehicles and securities managed or issued by affiliates of Pearlmark Real Estate Partners, CVC Capital Partners, Apidos Capital Management, Trapeza Capital Management, Pelium Capital Partners, Ischus Capital Management, Compass Island Partners and Cradle Cove Partners.”

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking information about Resource America, C-III and the proposed transaction. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of Resource America and its subsidiaries. Readers are cautioned not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Resource America stockholder approval of the proposed transaction; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of cost synergies and the timing thereof; risks related to the disruption of the transaction to Resource America and its management; the effect of announcement of the transaction on Resource America’s ability to retain and hire key personnel and maintain relationships with any entities that it manages, suppliers and other third parties; difficult global economic and capital markets conditions; and changes in the legal and regulatory environment.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the Proxy Statement, as well as under Item 1.A in Resource America’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in Resource America’s Quarterly Report on Form 10-Q for the quarter ending on March 31, 2016, and in our other filings with the SEC incorporated by reference herein. Resource America cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Resource America, investors and stockholders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Resource America or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. Resource America expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

Additional Information and Where to Find it

Resource America has filed with the SEC the Proxy Statement in connection with the contemplated transactions. The Proxy Statement was sent to Resource America stockholders on or about July 14, 2016 and contains important information about the contemplated transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

Resource America and C-III and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Resource America investors and security holders in connection with the contemplated transactions. Information about Resource America’s directors and executive officers is set forth in its proxy statement for its 2016 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions is included in the Proxy Statement. A more complete description is available in the Proxy Statement mailed by Resource America to its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE AMERICA, INC.

August 12, 2016	By:	/s/ Thomas C. Elliott
Thomas C. Elliott
EVP and Chief Financial Officer